EXHIBIT 99.1

Upland Software Reports Third Quarter 2025 Financial Results

November 6, 2025
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in AI-powered knowledge and content management software, today announced its financial and operating results for the third quarter 2025 and issued guidance for its fourth quarter and full year of 2025.

Third Quarter 2025 Financial Highlights
•Total revenue was $50.5 million, a decrease of 24% from $66.7 million in the third quarter of 2024, primarily due to divestitures completed earlier this year.
•Subscription and support revenue was $47.7 million, a decrease of 25% from $63.8 million in the third quarter of 2024, primarily due to divestitures completed earlier this year.
•GAAP net loss was $1.1 million compared to a GAAP net loss of $1.7 million in the third quarter of 2024. GAAP net loss attributable to common stockholders was $2.6 million compared to GAAP net loss attributable to common stockholders of $3.1 million in the third quarter of 2024. GAAP net loss per share attributable to common stockholders was $0.09 per share, compared to a GAAP net loss per share attributable to common stockholders of $0.12 per share in the third quarter of 2024.
•Adjusted EBITDA was $16.0 million, or 32% of total revenue, compared to $14.0 million, or 21% of total revenue, in the third quarter of 2024.
•GAAP operating cash flow was $6.9 million, compared to GAAP operating cash flow of $4.3 million in the third quarter of 2024. Free cash flow was $6.7 million, compared to free cash flow of $4.2 million in the third quarter of 2024.
•Cash on hand as of the end of the third quarter of 2025 was $22.8 million.
•As previously announced, the Company's debt was successfully refinanced, extending the debt maturity by six years to July 2031, and securing a $30 million revolver providing the Company ample liquidity.

"With our Q3 results, we are pleased to report continued positive core organic growth, and a significant expansion of our Adjusted EBITDA margin,” said Jack McDonald, Upland’s Chairman and Chief Executive Officer. “Our AI product portfolio continues to gain traction, marked by new multi-year customer wins with six- and seven-figure contract values.”

Third Quarter Business Highlights
•We welcomed 97 new customers to Upland in the third quarter, including 14 new major customers. We also expanded relationships with 168 existing customers, 13 of which were major expansions.

•We earned 49 badges in G2’s Fall 2025 market reports, reflecting strong momentum across our portfolio. Upland Qvidian, our AI-powered proposal management solution, received numerous new customer reviews. Upland BA Insight earned multiple recognitions, and both Upland Panviva and Upland RightAnswers continued to receive multiple badges for delivering consistent customer value.
•Upland RightAnswers and Upland BA Insight are now available in AWS Marketplace, including BA Insight’s inclusion in the new AI Agents and Tools category. This expanded presence enables customers to easily discover, purchase, and deploy these Upland AI solutions, simplifying the procurement process and accelerating enterprise AI adoption.
•Upland Software was recognized in The Customer Service Solutions Landscape, Q3 2025 report by Forrester Research, published on September 29, 2025. The report provides an overview of 34 vendors helping organizations enhance customer service operations and experiences. Upland believes its inclusion reflects the impact of its AI-powered knowledge management solution, Upland RightAnswers, in driving faster resolutions, improving agent productivity, and delivering more consistent, high-quality customer support. (1)
•Upland continues to build strong momentum across its product suite, delivering innovation that boosts productivity, data intelligence, and customer impact. Upland InterFAX added new AI capabilities to improve the discovery of fax content, Upland Adestra introduced enhanced bot-click detection and a Raiser’s Edge NXT integration to improve marketing data quality, and Upland Second Street introduced a QR Code Generator to extend its competitions tool.

Business Outlook
For the quarter ending December 31, 2025, Upland expects reported total revenue to be between $46.4 and $52.4 million, including subscription and support revenue between $44.1 and $49.1 million, for a decline in total revenue of 27% at the midpoint from the quarter ended December 31, 2024. This year-over-year revenue decline is primarily due to divestitures completed earlier this year. Fourth quarter 2025 Adjusted EBITDA is expected to be between $13.8 and $16.8 million, which at the midpoint is an increase of 3% from the quarter ended December 31, 2024. Fourth quarter 2025 Adjusted EBITDA margin is expected to be 31% at the midpoint, an increase of 900 basis points from the 22% Adjusted EBITDA margin for the quarter ended December 31, 2024.
For the full year ending December 31, 2025, Upland expects reported total revenue to be between $214.0 and $220.0 million, including subscription and support revenue between $202.5 and $207.5 million, for a decline in total revenue of 21% at the midpoint from the year ended December 31, 2024. This year-over-year revenue decline is primarily due to divestitures completed earlier this year. Full year 2025 Adjusted EBITDA is expected to be between $56.5 and $59.5 million, which at the midpoint is an increase of 4% from the year ended December 31, 2024. Full year Adjusted EBITDA margin is expected to be 27% at the midpoint, an increase of 700 basis points from the 20% Adjusted EBITDA margin for the year ended December 31, 2024.

Conference Call Details
Upland's executive team will host a live conference call and webcast at 10:00 a.m. Central Time, 11:00 a.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-800-715-9871 in North America or 1-646-307-1963 if outside North America, international rates apply. Attendees will need to use access code 8422976 to join the call. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.
Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.

About Upland Software
Upland Software (Nasdaq: UPLD) is a leader in AI-powered knowledge and content management software. Our solutions help enterprises unlock critical knowledge, automate content workflows, and drive measurable ROI—enhancing customer and employee experiences while supporting regulatory compliance. More than 1,100 enterprise customers rely on Upland to solve complex challenges and provide a trusted path for AI adoption. For more information, visit www.uplandsoftware.com.
(1) Forrester does not endorse any company, product, brand, or service included in its research publications and does not advise any person to select the products or services of any company or brand based on the ratings included in such publications. Information is based on the best available resources. Opinions reflect judgment at the time and are subject to change. For more information, read about Forrester’s objectivity at www.Forresters.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share, Core Organic Growth Rate, and Free Cash Flow.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.
We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort. Additionally, we are unable to quantify the impact of foreign currency exchange fluctuations on components of our income statement beyond revenues because the information which is needed to do so is unavailable at this time without unreasonable effort.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus depreciation and amortization expense, interest expense, net, other expense (income), net, provision (benefit) for income taxes, stock-based compensation expense, acquisition and divestiture related expenses, non-recurring litigation costs, purchase accounting adjustments for deferred revenue, loss on divestitures and impairment charges.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition and divestiture related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring effects of provision for income tax, loss on divestitures, impairment charges and the related tax effect of the adjustments above.
Upland defines Free Cash Flow as GAAP operating cash flow less purchases of property and equipment.
Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.
Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.
Upland defines cash gross margin as product revenue less subscription and support cost of sales, excluding depreciation and amortization.
Upland defines Net Dollar Retention Rate as the aggregate annualized recurring revenue at the end of a twelve-month period from those customers that were also customers at the beginning of the twelve-month period, divided by the aggregate annualized recurring revenue value from all customers at the beginning of the twelve-month period. This measure excludes the revenue value of Overage Charges, divestitures, and our Sunset Assets upon designation.
In connection with periodic reviews of our business, we have decided to discontinue the availability of certain non-strategic product offerings and a limited number of non-strategic customer contracts (collectively referred to as “Sunset Assets”).
Overage Charges are subscription and support revenues earned in addition to contractual minimum customer commitments as a result of the usage volume of services including text and e-mail messaging and third-party pass-through costs that exceed the levels stipulated in contracts with the Company.
Upland defines Core as our ongoing business operation, excluding Sunset Assets and divestitures.
Upland defines Core Organic Growth Rate as the percentage change between two reported periods in Core Organic Revenue (subscription and support revenue, excluding subscription and support revenue from Sunset Assets, divestitures, and Overage Charges). We calculate our year-over-year Core Organic Growth Rate as though all acquisitions or divestitures closed as of the end of the latest period were closed as of the first day of the prior year period presented. Core Organic Growth Rate does not represent actual organic revenue generated by our business as it stood at the beginning of the respective period.
Upland defines Net Debt as the total amount of debt outstanding less unrestricted cash and cash equivalents at a stated point in time.
Upland defines Net Leverage as Net Debt divided by trailing 4 quarters Adjusted EBITDA.

Forward-looking Statements
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “anticipate,” “believe,” “may,” “will,” “continue,” “seek,” “estimate,” “intend,” “hope,” “predict,” “could,” “should,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words.
Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve or sustain profitability or predict future results; our plans regarding future acquisitions and divestitures, acquisition and divestiture expense timing and our ability to consummate and operationalize acquisitions or divestitures; our ability to expand our go to market operations, including our marketing and sales organization, and successfully increase sales of our products; our ability to obtain financing in the future on acceptable terms or at all; our expectations with respect to revenue, cost of revenue, average annual spend, margin expense and operating expenses in future periods; our expectations with regard to revenue from perpetual licenses and professional services; our ability to adapt to macroeconomic factors impacting the global economy, including the Russia-Ukraine conflict, the conflicts in the Middle East, foreign currency exchange risk, inflation and supply chain constraints; our ability to attract and retain customers; our ability to successfully enter new markets and manage our international expansion; our ability to comply with privacy laws and regulations; our ability to incorporate and deliver artificial intelligence (“AI”) functionality into our products and services, including our ability to unlock critical knowledge, automate content workflows and drive measurable ROI; our ability to deliver high-quality customer service; our plans regarding, and our ability to effectively manage, our growth, including with respect to our growth investments; maintaining our senior management team and key personnel; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to adapt to technological change and continue to innovate; the growth of demand for cloud-based, digital transformation applications; our ability to integrate our applications with other software applications; maintaining and expanding our relationships with third parties; costs associated with defending intellectual property infringement and other claims; our ability to maintain, protect and enhance our brand and intellectual property; our expectations with regard to trends, such as seasonality, which affect our business; impairments to goodwill and other intangible assets; our beliefs regarding how our applications benefit customers and what our competitive strengths are; the operation, reliability and security of our third-party data centers; our expectations as to the timing of the discontinuation of any Sunset Assets, as well as the composition of Sunset Assets; our expectations as to the payment of dividends; our current level of indebtedness, including our exposure to variable interest rate risk; the potential elimination or limitation of tax incentives or tax losses and/or reductions of U.S. federal net operating losses; the risk that we did not consider another contingency included in this list; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC.

The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

###

Investor Relations Contact:
Michael D. Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Lloyd Berry
media@uplandsoftware.com
512-960-1010

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Subscription and support	$47,725	$63,771	$158,374	$196,353
Perpetual license	1,160	1,106	3,967	4,306
Total product revenue	48,885	64,877	162,341	200,659
Professional services	1,641	1,815	5,223	6,108
Total revenue	50,526	66,692	167,564	206,767
Cost of revenue:
Subscription and support	10,774	18,449	40,136	57,525
Professional services and other	903	1,256	3,024	3,703
Total cost of revenue	11,677	19,705	43,160	61,228
Gross profit	38,849	46,987	124,404	145,539
Operating expenses:
Sales and marketing	9,707	16,325	34,234	50,134
Research and development	7,872	11,432	29,195	36,072
General and administrative	8,787	11,051	30,627	38,163
Depreciation and amortization	6,357	11,490	21,216	34,266
Divestiture-related expenses	778	—	9,402	—
Impairment of goodwill and other intangibles	—	—	2,469	87,227
Total operating expenses	33,501	50,298	127,143	245,862
Income (loss) from operations	5,348	(3,311)	(2,739)	(100,323)
Other income (expense):
Interest income (expense), net	(4,204)	2,337	(10,783)	(7,677)
Loss on divestitures of businesses	(473)	—	(24,364)	—
Loss on debt extinguishment	(2,301)	—	(2,301)	—
Other income (expense), net	249	(229)	(1,587)	(109)
Total other income (expense)	(6,729)	2,108	(39,035)	(7,786)
Loss before benefit from (provision for) income taxes	(1,381)	(1,203)	(41,774)	(108,109)
Benefit from (provision for) income taxes	259	(530)	1,775	(1,193)
Net loss	$(1,122)	$(1,733)	$(39,999)	$(109,302)
Preferred stock dividends	(1,470)	(1,406)	(4,362)	(4,171)
Net loss attributable to common stockholders	$(2,592)	$(3,139)	$(44,361)	$(113,473)
Net loss per common share:
Net loss per common share, basic and diluted	$(0.09)	$(0.12)	$(1.56)	$(4.07)
Weighted-average common shares outstanding, basic and diluted	28,784,856	27,292,410	28,510,276	27,850,947

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,755	$56,426
Restricted cash	626	626
Accounts receivable, net of allowance	18,937	38,647
Deferred commissions, current	5,713	8,361
Unbilled receivables	4,807	3,441
Income tax receivable, current	3,653	762
Prepaid expenses and other current assets	8,609	10,129
Total current assets	65,100	118,392
Tax credits receivable	659	951
Property and equipment, net	1,938	1,518
Operating lease right-of-use asset	1,893	1,364
Intangible assets, net	68,605	123,903
Goodwill	258,987	260,976
Deferred commissions, noncurrent	7,951	12,147
Interest rate derivatives	48	9,742
Other assets	3,925	529
Total assets	$409,106	$529,522
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$1,769	$9,388
Accrued compensation	5,669	6,226
Accrued expenses and other current liabilities	4,005	6,876
Deferred revenue	66,881	93,706
Operating lease liabilities, current	829	1,000
Current maturities of notes payable	4,797	3,224
Total current liabilities	83,950	120,420
Notes payable, less current maturities	229,048	286,970
Deferred revenue, noncurrent	4,737	4,670
Operating lease liabilities, noncurrent	2,101	762
Noncurrent deferred tax liability, net	8,471	11,347
Other long-term liabilities	457	428
Total liabilities	328,764	424,597
Series A Convertible Preferred stock	127,592	123,230
Stockholders’ deficit:
Common stock	3	3
Additional paid-in capital	607,856	605,286
Accumulated other comprehensive loss	(13,506)	(21,990)
Accumulated deficit	(641,603)	(601,604)
Total stockholders’ deficit	(47,250)	(18,305)
Total liabilities, convertible preferred stock and stockholders’ deficit	$409,106	$529,522

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating activities
Net loss	$(1,122)	$(1,733)	$(39,999)	$(109,302)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,552	13,807	25,367	41,406
Deferred income taxes	75	(89)	(3,457)	(1,265)
Amortization of deferred costs	1,750	3,076	6,403	9,152
Foreign currency re-measurement (gain) loss	(686)	(65)	669	(759)
Non-cash interest, net and other income, net	(1,512)	(7,492)	(2,133)	(9,268)
Non-cash stock-based compensation expense	2,323	3,423	8,072	12,078
Non-cash loss on impairment of goodwill and other intangibles	—	—	2,469	87,227
Non-cash loss on retirement of fixed assets	8	—	60	18
Non-cash loss on divestitures of businesses	473	—	24,364	—
Non-cash loss on debt extinguishment	2,301	—	2,301	—
Changes in operating assets and liabilities:
Accounts receivable	731	(1,269)	11,989	7,093
Prepaid expenses and other current assets	(2,401)	898	(3,128)	(2,705)
Other assets	3,734	(2,252)	546	(7,159)
Accounts payable	(1,092)	1,254	(6,086)	641
Accrued expenses and other liabilities	(639)	(2,102)	433	(1,396)
Deferred revenue	(4,607)	(3,149)	(9,388)	(10,863)
Net cash provided by operating activities	6,888	4,307	18,482	14,898
Investing activities
Purchase of property and equipment	(207)	(105)	(1,265)	(562)
Collections on note receivable	167	—	167	—
Proceeds from the divestitures of businesses, net of cash transferred	—	—	9,063	—
Net cash provided by (used in) investing activities	(40)	(105)	7,965	(562)
Financing activities
Proceeds from notes payable, net of debt discount	234,600	—	234,600	—
Payments on notes payable	(258,075)	(178,350)	(293,650)	(181,050)
Payments of debt issuance costs	(1,392)	—	(1,399)	(77)
Stock repurchases and retirement	(137)	—	(137)	(10,958)
Taxes paid related to net share settlement of equity awards	(323)	(190)	(1,003)	(753)
Net cash used in financing activities	(25,327)	(178,540)	(61,589)	(192,838)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	223	1,702	1,471	1,682
Change in cash, cash equivalents and restricted cash	(18,256)	(172,636)	(33,671)	(176,820)
Cash, cash equivalents and restricted cash, beginning of period	41,637	232,375	57,052	236,559
Cash, cash equivalents and restricted cash, end of period	$23,381	$59,739	$23,381	$59,739
Supplemental disclosures of cash flow information:
Cash paid for interest, net of interest rate swaps	$6,153	$6,844	$14,201	$24,409
Cash paid for taxes, net of refunds	$974	$(1,360)	$6,122	$1,802
Non-cash investing and financing activities:
Note receivable from divestiture of businesses, net of discount	$4,881	$—	$4,881	$—

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(1,122)	$(1,733)	$(39,999)	$(109,302)
Add:
Depreciation and amortization expense	7,552	13,807	25,367	41,406
Interest expense (income), net	4,204	(2,337)	10,783	7,677
Other expense (income), net	(249)	229	1,587	109
Loss on debt extinguishment	2,301	—	2,301	—
Provision for (benefit from) income taxes	(259)	530	(1,775)	1,193
Stock-based compensation expense	2,323	3,423	8,072	12,078
Divestiture-related expenses	778	—	9,402	—
Non-recurring litigation costs	4	24	34	152
Purchase accounting deferred revenue discount	27	57	93	198
Loss on divestitures of businesses	473	—	24,364	—
Impairment of goodwill and other intangibles	—	—	2,469	87,227
Adjusted EBITDA	$16,032	$14,000	$42,698	$40,738

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of Net Loss to non-GAAP Net Income:
Net loss	$(1,122)	$(1,733)	$(39,999)	$(109,302)
Add:
Stock-based compensation expense	2,323	3,423	8,072	12,078
Amortization of purchased intangibles	7,335	13,475	24,627	40,497
Amortization of debt discount	401	578	1,487	1,744
Divestiture-related expenses	778	—	9,402	—
Loss on debt extinguishment	2,301	—	2,301	—
Nonrecurring litigation expense	4	24	34	152
Purchase accounting deferred revenue discount	27	57	93	198
Loss on divestitures of businesses	473	—	24,364	—
Impairment of goodwill and other intangibles	—	—	2,469	87,227
Tax effect of adjustments above	(1,690)	(1,187)	(8,230)	(4,414)
Non-GAAP net income	$10,830	$14,637	$24,620	$28,180

Weighted average common shares outstanding, basic	28,784,856	27,292,410	28,510,276	27,850,947
Weighted average common shares outstanding, diluted	36,487,394	34,812,257	36,159,608	35,029,418
Non-GAAP earnings per share, basic	$0.38	$0.54	$0.86	$1.01
Non-GAAP earnings per share, diluted	$0.30	$0.42	$0.68	$0.80

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of operating cash flow to Free Cash Flow:
Net cash provided by operating activities	$6,888	$4,307	$18,482	$14,898
Less: Purchase of property and equipment	(207)	(105)	(1,265)	(562)
Free Cash Flow	$6,681	$4,202	$17,217	$14,336

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Stock-based compensation:
Cost of revenue	$69	$199	$333	$584
Research and development	89	470	697	1,714
Sales and marketing	80	398	384	1,156
General and administrative	2,085	2,356	6,658	8,624
Total	$2,323	$3,423	$8,072	$12,078

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Depreciation:
Operating expense	$217	$332	$740	$909
Total	$217	$332	$740	$909

Amortization:
Cost of revenue	$1,195	$2,317	$4,151	$7,140
Operating expense	6,140	11,158	20,476	33,357
Total	$7,335	$13,475	$24,627	$40,497